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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                               April 16, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MUNICIPAL INSURED SERIES                  926361   33-54565   811-2537


DEFINED ASSET FUNDS-- EIF S&P 500 TRUST 2/S&P MIDCAP          882432   33-44844   811-3044


DEFINED ASSET FUNDS-IS-25 DAF                                 895586   33-52657   811-2295


DEFINED ASSET FUNDS- IS-218 DAF                               804018   33-57171   811-1777

DEFINED ASSET FUNDS-MITF PUT-3                                735920   2-88326    811-1777

DEFINED ASSET FUNDS- ITS-248 DAF                              924340   33-57337   811-1777


DEFINED ASSET FUNDS-CIF MPS-311                               781816   33-49227   811-2295
DEFINED ASSET FUNDS-MPS-321 DAF                               893501   33-62609   811-2295


DEFINED ASSET FUNDS- MPS-537 DAF                              892759   33-51871   811-1777
DEFINED ASSET FUNDS- MPS-554 DAF                              924290   33-56959   811-1777

DEFINED ASSET FUNDS-MITF MSS-26                               892851   33-49287   811-1777
DEFINED ASSET FUNDS- MSS 54 DAF                               910000   33-51199   811-1777
DEFINED ASSET FUNDS- MSS-81 DAF                               924260   33-57175   811-1777
DEFINED ASSET FUNDS-MITF MSS 8G                               868138   33-38576   811-1777
DEFINED ASSET FUNDS-MITF MSS 8H                               868139   33-38704   811-1777
DEFINED ASSET FUNDS-MITF MSS 9U                               881819   33-44974   811-1777


DEFINED ASSET FUNDS-SZUSTS Provident Mutual Series A          786284   33-02455   811-4541

DEFINED ASSET FUNDS- ML-SUSTS Monarch A-K                     740833   2-89536    811-3965

TOTAL:   18 FUNDS

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